UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 4, 2009
Hiland Partners, LP
(Exact name of registrant as specified in its charter)

DELAWARE	000-51120	71-0972724
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)
205 West Maple, Suite 1100
Enid, Oklahoma 73701
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (580) 242-6040

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On December 4, 2009, Hiland Partners, LP (the “Partnership”) completed its merger (the “Merger”) with HLND MergerCo, LLC (“Merger Sub”) pursuant to which Merger Sub merged with and into the Partnership with the Partnership continuing as the surviving entity. The Merger was completed pursuant to the Agreement and Plan of Merger, dated as of June 1, 2009, as amended (the “Merger Agreement”), among the Partnership, Hiland Partners GP, LLC, the general partner of the Partnership (the “Company”), HH GP Holding, LLC (“Parent”) and Merger Sub. Pursuant to the Merger, the Partnership is now wholly-owned by Hiland Holdings GP, LP (“Hiland Holdings”), Parent, the Harold Hamm HJ Trust and the Harold Hamm DST Trust (collectively, the “Hamm Family Trusts” and together with Hiland Holdings and Parent, the “Rollover Investors”).
     In connection with the closing of the Merger, the Partnership notified the Nasdaq Stock Market, LLC (the “Nasdaq”) that at the effective time of the Merger on December 4, 2009, common units of the Partnership (other than the common units held by the Rollover Investors) were converted into the right to receive $10.00 in cash, without interest, and requested that the Nasdaq file with the Securities and Exchange Commission an application on Form 25 to report that the common units of the Partnership are no longer listed on the Nasdaq.
Item 3.03. Material Modification to Rights of Securityholders.
     In connection with the Merger, each common unit of the Partnership (other than the common units held by the Rollover Investors) was converted into the right to receive $10.00 in cash, without interest.
Item 5.01. Change in Control of Registrant.
     On December 4, 2009, pursuant to the terms of the Merger Agreement, Parent and the Hamm Family Trusts consummated the acquisition of the Partnership through the merger of Merger Sub with and into the Partnership. The Partnership was the surviving entity in the Merger, and became wholly-owned by the Rollover Investors. The Rollover Investors own 100% of the common units of the Partnership. In connection with the Merger, Mr. Hamm increased his beneficial ownership of the Partnership’s common units from approximately 37% to approximately 74%. Mr. Hamm also beneficially owns 100% of the subordinated units of the Partnership, and did so prior to the Merger. The aggregate purchase price paid for all of the common units of the Partnership not held by Rollover Investors was approximately $39.9 million, which purchase price was funded by approximately $23.6 million contributed to Merger Sub by Mr. Hamm through Parent and approximately $16.3 million contributed to Merger Sub by the Hamm Family Trusts.
     The Partnership is managed by the Company, which is wholly-owned by Hiland Holdings, an entity controlled by Mr. Hamm. It is anticipated that Mr. Hamm will be able to appoint directors to serve on the board of directors of the Company.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILAND PARTNERS, LP

By:	Hiland Partners GP, LLC,
its General Partner

By:	/s/ Matthew S. Harrison

	Name:	Matthew S. Harrison
	Title:	Chief Financial Officer, Vice President— Finance and Secretary
December 4, 2009